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                                   BY-LAWS

                                      OF

                     MILLBROOK DISTRIBUTION SERVICES INC.

                           (a Delaware corporation)

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                                  ARTICLE I
                           MEETINGS OF STOCKHOLDERS

                  1.1 Annual Meeting. The annual meeting of stockholders shall be held on the date and at the time determined, from time to time, by the board of directors of the corporation (the "Board"). The first annual meeting shall be held on a date within thirteen (13) months after the organization of the corporation.

                  1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or the Chairman of the Board. Special meetings of the stockholders shall be called by the Chairman of the Board or the Secretary of the corporation upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares of the common stock of the corporation entitled to vote at such meeting. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

                  1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside the State of Delaware at the place and time specified by the Board or the officer or stockholders requesting the meeting. Whenever the Board or the officers or stockholders requesting the meeting shall fail to specify such place, the meeting shall be held at the principal place of business of the corporation.

                  1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required




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under Section 1.5 of these By-laws. Each notice of a meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period shall have been waived, and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the General Corporation Law. If mailed, the notice shall be considered given when deposited, with postage thereon prepaid, in the United States mail and addressed to a stockholder at his address on the corporation's records or at such other address which a stockholder may have furnished by request in writing to the Secretary of the corporation. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by such stockholder. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                  1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4 of these By-laws.


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                  1.6 Voting; Proxies. Each stockholder of record shall be
entitled to one vote for every share registered in such stockholder's name on all matters to which such stockholder is entitled to vote. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.9 of these By-laws. Directors shall be elected in the manner provided in Section 2.1 of these By-laws. Voting need not be by ballot unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting; provided however, that all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation of the corporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

                  1.7 List of Stockholders. Not less than ten (10) days prior to the date of any meeting of stockholders, the Secretary of the corporation or any other officer of the corporation who has charge of the stock ledger of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. For a period of not less than ten (10) days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place specified in the notice of the meeting which is within the city or other municipality or community where the meeting is to be held or (b) at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.7 or the books of the corporation, or to vote at any meeting of stockholders.


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                  1.8 Inspectors. The directors, in advance of any meeting,
may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of such inspector's ability. The inspector or inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of any proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. At the request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                  1.9 Action by Consent Without a Meeting. Any action required or permitted by the General Corporation Law of the State of Delaware to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such corporate action by written consent shall be given to those stockholders who did not consent in writing. Action taken pursuant to this Section 1.9 shall be subject to the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                                  ARTICLE II
                              BOARD OF DIRECTORS


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                  2.1 Number, Qualification, Election and Term of Directors.
The business and affairs of the corporation shall be managed by or under the direction of the entire Board, which shall initially consist of four (4) directors. Subject to the provisions of any applicable shareholders agreement from time to time in effect, the number of directors may be changed by resolution of a majority of the Board or by a majority of the stockholders, but no decrease may shorten the term of any incumbent director. The first Board, unless the members thereof shall have been named in the certificate of incorporation of the corporation, shall be elected by the incorporator or incorporators of the Corporation, and shall hold office until the first annual meeting of stockholders and until their respective successors are elected and qualified. Thereafter, directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9 of these By-laws. A director need not be a stockholder of the corporation, a citizen of the United States or a resident of the State of Delaware. As used in these By-laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

                  2.2 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as permitted by Section 2.10 of these By-laws or as otherwise provided by the General Corporation Law. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these By-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. The quorum and voting provisions of these By-laws shall not be construed or interpreted and conflicting with any provisions of the General Corporation Law which govern a meeting of directors held to fill vacancies and newly created directorships or action by disinterested directors.

                  2.3 Place of Meetings. Meetings of the Board shall be held at such place in or outside the State of Delaware as shall be fixed by the Board.

                  2.4 Annual and Regular Meetings. Annual meetings of the Board for the election of officers and consideration of other matters shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the


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annual meeting of stockholders, upon notice as provided in Section 2.6 of these By-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next succeeding business day.

                  2.5 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or by a majority of the entire Board.

                  2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meet ing of stockholders and at the same place, shall be given to each director by mailing such notice to each director at such director's residence or usual place of business at least five (5) days before the meeting, or by delivering or telecopying such notice to each director at least two (2) days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any written waiver of notice. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

                  2.7 Board Action Without a Meeting. Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if all of the members of the Board or any committee thereof, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or any committee thereof, as the case maybe, shall be filed with the minutes of the proceedings of the Board or any committee thereof, as the case maybe.

                  2.8 Participation in Board Meetings by Conference Telephone. Any or all members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each


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other at the same time. Participation by such means shall constitute presence in person at the meeting.

                  2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering such director's resignation in writing to the Chairman of the Board, the President or Secretary of the corporation, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

                  2.10 Vacancies. Subject to the provisions of any applicable shareholders agreement from time to time in effect, any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Such directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9 of these By-laws.

                  2.11 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise powers and authority of the Board in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

                  2.12 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the

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performance of their duties. At the discretion of the Board, a director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.



                                 ARTICLE III
                                   OFFICERS

                  3.1 Number; Security. The executive officers of the corporation shall be the Chairman of the Board, the President, one or more Vice Presidents (including one or more Executive Vice Presidents and Senior Vice Presidents, if the Board so determines), a Secretary and a Treasurer. Except as may otherwise be provided in the resolution of the Board choosing him, no officer need be a director of the corporation. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                  3.2 Election; Term of Office. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of such officer's successor, subject to the provisions of Section 3.4 of these By-laws.

                  3.3 Subordinate Officers. The Board may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

                  3.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, the President or the Secretary of the corporation, such resignation to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make any such resignation effective. Any officer elected or appointed by the Board or appointed by an executive officer may be removed by the Board either with or without cause, and in the case of an officer


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appointed by an executive officer, by the executive officer which appointed him or by the Chairman of the Board.

                  3.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 3.2 and 3.3 of these By-laws for election or appointment to the office.

                  3.6 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of the stockholders, and shall have such powers and duties as the Board assigns to him.

                  3.7 The President. The President shall serve as the chief executive officer and chief operating officer of the corporation. Subject to the control of the Board and the Chairman of the Board, the President shall have general and active management of the business and affairs of the corporation and shall have such other powers and duties as the Board or the Chairman of the Board assigns to him.

                  3.8 Vice President. Each Vice President shall have such powers and duties as the Board or the President and/or the Chairman of the Board assigns to him.

                  3.9 The Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, the Treasurer shall have such other powers and duties as the Board or the President and/or the Chairman of the Board assigns to him.

                  3.10 The Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving any required notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board or any committee thereof, apply it to any instrument requiring it. Subject to the control of the Board, the Secretary shall have such powers and duties as the Board or the President and/or the Chairman of the Board assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

                  3.11 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the Chairman of the Board to fix the salary of any other officer.

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                                  ARTICLE IV
                                    SHARES

                  4.1 Certificates Representing Stock. The corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                  4.2 Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law, the Board of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

                  4.3 Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder thereof to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional


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share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation. The Board may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may impose.

                  4.4 Transfers; Stolen Certificates, etc. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

                  4.5 Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice


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of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the books and records in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                  ARTICLE V
                               INDEMNIFICATION


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                  The corporation shall indemnify and advance litigation
expenses to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, to each person who is or was an officer or director of the corporation and is or was a party or is threatened to be made a party to any action, suit or other proceeding by reason of the fact that such officer or director is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                  ARTICLE VI
                                   OFFICES

                  6.1 Registered Office. The corporation shall at all times maintain a registered office in the State of Delaware.

                  6.2 Other Offices. The corporation may also have offices at such places both within and without the State of Delaware as the Board may from time to time determine.

                                 ARTICLE VII
                                MISCELLANEOUS

                  7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

                  7.2 Fiscal Year. The Board may determine the corporation's fiscal year. Until changed by the Board, the last day of the corporation's fiscal year shall be the 31st day of December.

                  7.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the corporation may be represented and voted by the Chairman of the Board, the Presi dent or an Executive Vice President of the corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

                  7.4 Amendments. Subject to the provisions of the certificate of incorporation of the corporation and to the provisions of the General Corporation Law, these By-laws may be amended, altered or repealed and new By-laws may be adopted by a vote of the majority of the stockholders entitled to vote thereon or by a majority of the entire Board, but any By-law adopted

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by the stockholders may only be amended, repealed or altered by a vote of the majority of the stockholders.

                  7.5 Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as may otherwise be required by the General Corporation Law.

                  7.6 Delaware Law. All references herein to the General Corporation Law of the State of Delaware (the "General Corporation Law") shall be to the General Corporation Law, as from time to time amended and in effect.



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